©Copyright Golar LNG. All rights reserved. CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [*****] INDICATES THAT INFORMATION HAS BEEN REDACTED. September 6, 2024 SOUTHERN ENERGY S.A. L. N. Alem 1180, piso 9° Ciudad Autónoma de Buenos Aires República Argentina Ref.: First Addendum to Offer BBCA 1/2024 Dear Sirs, Golar Hilli Corporation (“Owner”) hereby irrevocably offers (the “Offer”) to Southern Energy S.A. (“Charterer”) to enter an addendum to the Offer BBCA 1/2024 on the terms set out in Annex I attached hereto (the “First Addendum to Offer BBCA 1/2024”). This Offer shall be valid until September 6 11:59pm Bermuda time (Atlantic Daylight Time) and will be considered accepted if Charterer delivers to us, and we receive within said period, a letter of acceptance. If on or prior to the expiration on September 6, 11:59pm Bermuda time (Atlantic Daylight Time) Owner receives said letter of acceptance, then as among the Parties, the First Addendum to Offer BBCA 1/2024 shall become effective upon the terms and conditions set forth therein, such First Addendum being valid, binding, effective and enforceable with respect to Owner and Charterer from the date of acceptance of the Offer (the “First Addendum Execution Date”). If Charterer does not accept the Offer as provided herein, the Offer shall automatically expire and shall be deemed revoked by Owner without the need of any notice or action by Owner. Sincerely, Golar Hilli Corporation Signature: /s/ Mi Hong Yoon Printed Name: Mi Hong Yoon Title: Director

©Copyright Golar LNG. All rights reserved. ANNEX I Recitals: A. Whereas, on July 4, 2024, Owner and Charterer have entered an FLNG Bareboat Charter Agreement on the terms and conditions set out in Annex I to Offer BBCA 1/2024. B. Whereas, Parties wish to amend certain terms of Annex I to Offer BBCA 1/2024. Now, therefore, for and in consideration of the foregoing the Parties agree as follows: ARTICLE 1: Amendment to Clause 1 – Definitions. Parties agree to amend the “LNG Reference Price” definition set forth in Clause 1 of Annex I to Offer BBCA 1/2024 to read as follows: ““LNG Reference Price” means: a) [*****], during the first Contract Year and in each of the subsequent four Contract Years; and b) [*****]* (CPIy / CPI0) during the sixth Contract Year and each subsequent Contract Year, being: “CPIy” = the simple average of the CPI for the twelve (12) Months immediately preceding the beginning of the Contract Year in which the relevant Month occurs; and “CPI0” = the simple average of the CPI for the twelve (12) Months immediately preceding the start of the calendar year five (5).” ARTICLE 2: Amendment to Clause 2.2.2 (i) Testing and Manual. Parties agree to amend Clause 2.2.2 (i) set out in Offer BBCA 1/2024 to read as follows: “2.2.2 Testing and Manual (i) Attached hereto as Exhibit C are the principles for a protocol for the conduct of the Performance Test (the “Performance Test Protocol”). Within three (3) Months following the Execution Date, Owner shall provide Charterer with a draft of the Performance Test Protocol. Charterer shall provide comments to such proposed Performance Test Protocol, if any, no later than two (2) Months after receipt of the draft Performance Test Protocol from Owner. Owner shall use reasonable endeavours to incorporate such comments and deliver to Charterer a final Performance Test Protocol no later than [*****]; provided that any disagreement relating to any element of such Performance Test Protocol shall be subject to Expert resolution as a Technical Dispute pursuant to Clause 25.2.” ARTICLE 3: Amendment to Exhibit A – Annual Adjustment: Parties agree to amend Exhibit A to replace “LNG Reference Price” in points (2), (3), and (4) of such Exhibit by “[*****]”. ARTICLE 4: The Parties agree and enter into the following deferred exhibits to the FLNG Bareboat Charter Agreement entered by the Parties on July 4, 2024, pursuant to the Owner’s Offer BBCA 1/2024, duly accepted by the Charterer (the “Charter”), as provided in Clause 4.7.2. of the Charter, set out in Schedule I attached hereto (the “Deferred Exhibits”):

©Copyright Golar LNG. All rights reserved. (i) Exhibit C – Performance Test Principles; (ii) Exhibit G – Authorizations; (iii) Exhibit H – Owner’s Insurance Requirements; (iv) Exhibit I – Nameplate Capacity; (v) Exhibit K – Retainage Allowance. ARTICLE 5: Each Party represents and warrants to the other that it has not exercised its termination right set forth in Clause 4.7.3 of Annex I to the Offer BBCA 1/2024, and that such termination right expired as of the First Addendum Execution Date. ARTICLE 6: The provisions of Annex I to Offer BBCA 1/2024 not otherwise expressly amended hereby shall remain unamended, valid, binding, effective and enforceable. ARTICLE 7: Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in Annex I to Offer BBCA 1/2024.

©Copyright Golar LNG. All rights reserved. Schedule I (i) Exhibit C - Performance Test Principles; EXHIBIT C PERFORMANCE TEST PRINCIPLES [*****]

©Copyright Golar LNG. All rights reserved. (ii) Exhibit G – Authorizations; EXHIBIT G AUTHORIZATIONS 1. Environmental: a. Environmental Impact Statement (“Declaración de Impacto Ambiental”) to be granted by Province of Rio Negro’s Secretariat of Environment and Climate Change. b. Registration with the Provincial Registry of Special Wastes (Rio Negro’s Law 3,250). c. Water use permit, to be granted by Province of Rio Negro (Water Code). 2. LNG export permit(s) to be granted by Federal Secretariat of Energy. 3. Customs authorization in respect of the FLNG Vessel importation into Argentina. 4. Declaration of work to be filed with the Federal Undersecretariat of Ports and Navigable Waterways (Subsecretaría de Puertos y Vías Navegables) 5. Transportation authorization on the terrestrial and undersea gas pipelines starting from the interconnection of the onshore pipeline to the Transportadora de Gas del Sur S.A.’s trunk pipeline or another Gas transmission pipeline to the flange of the manifold of the FLNG Vessel, to be granted by the Federal Secretariat of Energy, pursuant to Article 3, Act N° 26,197. 6. Mooring permit to be granted by Argentine Coast Guard (Prefectura Naval Argentina). 7. Contingency plan for the ports operating hydrocarbons and other dangerous substances to be filed with the Argentine Coast Guard (Prefectura Naval Argentina). PLANACON. (Maritime Order No 8/98). 8. Any other Authorization required or necessary from Charterer by the national, provincial or municipal governments for the development, commissioning and operation of the Project.

©Copyright Golar LNG. All rights reserved. (iii) Exhibit H - Owner’s Insurance Requirements; EXHIBIT H OWNER’S INSURANCE REQUIREMENTS Owner Insurance The Owner shall be responsible for obtaining and maintaining with reputable underwriters: i. Employers Liability, Workmen's Compensation and Occupational Disease Insurance, including an Alternative Employer endorsement (where applicable) [*****]; ii. Comprehensive General Liability Insurance for any incident or series of incidents covering the operations of the Owner in the performance of this Charter., in an amount not less [*****]; iii. Builders All Risks Insurance to include [*****]; iv. Hull and Machinery Insurance in an amount [*****]; v. Business interruption or loss of production income cover with a daily amount to be agreed by Parties for a maximum period of [*****]; vi. P&I in respect of the FLNG Facility with a P&I club which is a member of the International Group of P&I clubs, including [*****]; vii. Additional insurance required by any Applicable Law; viii. Such other additional insurance as the Parties agree is reasonably necessary and available on reasonable commercial terms; and ix. All of the policies described above should be delivered from Owner to Charterer no later than [*****] after inceptions of such policies.

©Copyright Golar LNG. All rights reserved. (iv) Exhibit I - Nameplate Capacity; EXHIBIT A NAMEPLATE CAPACITY [*****]

©Copyright Golar LNG. All rights reserved. (v) Exhibit K - Retainage Allowance. Exhibit K Retainage Table [*****]

©Copyright Golar LNG. All rights reserved. September 6, 2024 Golar Hilli Corporation c/o Golar Management Ltd, 6th Floor The Zig Zag, 70 Victoria Street London, SW1E 6SQ United Kingdom Attention: Chief Financial Officer Email: notices@golar.com Ref.: First Addendum to Offer BBCA 1/2024 Dear Sirs, Southern Energy S.A. hereby accepts your First Addendum to Offer BBCA 1/2024 dated as of September 6, 2024. Sincerely, Southern Energy S.A. /s/ Rodolfo Heriberto Freyre Name: Rodolfo Heriberto Freyre Title: President